Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Jessica Greer

(434) 336-7737

investorrelations@endi-inc.com

Enterprise Diversified, Inc. Announces Third Quarter 2018 Financial Results

Richmond, VA—November 15, 2018—Enterprise Diversified, Inc. (OTCQB: SYTE) (“ENDI” or the “Company”) announced its financial results for the third quarter ending September 30, 2018, in connection with filing its quarterly report on form 10-Q with the Securities and Exchange Commission.

A summary of our quarterly and year-to-date results can be found below. Our full quarterly report on the form 10-Q filing can be found at enterprisediversified.com/information.

	Asset Management	Real Estate	Home Services	Internet	Other	Consolidated
Three months ended September 30, 2018
Revenues	$330,112	$220,600	$995,867	$288,312	$20,934	$1,855,825
Cost of revenue	—	107,527	608,767	86,658	31,800	834,752
Operating expenses	107,538	275,414	302,233	58,475	130,874	874,534
Other income (expense)	11,075	(137,406)	(1,613)	479	1,908	(125,557)
Comprehensive income (loss)	233,649	(299,747)	83,254	143,658	(139,832)	20,982

	Asset Management	Real Estate	Home Services	Internet	Other	Consolidated
Nine months ended September 30, 2018
Revenues	$522,044	$592,583	$2,641,373	$887,635	$121,031	$4,764,666
Cost of revenue	—	342,449	1,731,750	238,385	156,731	2,469,315
Operating expenses	170,979	762,074	972,129	191,443	651,540	2,748,165
Other income (expense)	33,225	(368,800)	(12)	32,898	7,091	(295,598)
Comprehensive income (loss)	384,290	(880,740)	(62,518)	490,705	(680,149)	(748,412)

Willow Oak Asset Management

ENDI’s wholly owned asset management subsidiary, Willow Oak Asset Management, produced $330,112 in revenue for the quarter ending September 30, 2018. The primary driver of the quarter’s gain is the result of a direct investment in Alluvial Fund. Other revenue attributable to the subsidiary includes fee share arrangements with three managed funds on the Willow Oak platform.

Overall, the 2018 third quarter fair value of investments held through the asset management segment totaled $9,769,544, compared to $12,067,983 for the third quarter of 2017.

On August 1, 2018, Willow Oak Asset Management launched a newly organized private investment partnership, Willow Oak Select Fund, LP (“Select Fund”). Select Fund invests in securities worldwide, representing the “best ideas” submitted by preselected, third-party managers who are part of the Willow Oak fund manager alliance. Allocations of performance fees are awarded for accepted ideas in accordance with the terms and conditions of respective fee share agreements.

Mt Melrose

Through Mt Melrose, the Company owns 195 properties in Lexington, Kentucky, consisting of single-family and multi-family properties, commercial properties, and vacant lots. At quarter’s end, Mt Melrose had total assets of $14,707,356. This is comprised of $10,800,245 of real estate held for investment, $3,556,793 of property and equipment, $145,406 of real estate held for resale, and $204,912 of other assets.

As previously disclosed, following the end of the third quarter, the Company determined that, in order to maximize the long-term profitability of Mt Melrose, it would be necessary to adopt an outsourced property management model. The Company implemented this model on November 1, 2018. The Company intends to retain substantially all of its currently rented properties. Properties requiring significant investment to rent, lots, and commercial properties may be divested.

Home Services

ENDI operates its wholly owned home services division through HVAC Value Fund, LLC in Arizona.

Internet Operations

ENDI’s wholly owned internet operations subsidiary, Sitestar.net, provides internet access, modem services, domain sales, and web hosting to customers in the United State and Canada.

About Enterprise Diversified, Inc.

Enterprise Diversified, Inc. and its subsidiaries engage in several diverse business activities in the following industries: asset management, real estate, internet access, and home services. The company's philosophy is to centralize capital allocation decisions at the corporate level and decentralize operational decisions among subsidiary managers. Copies of Enterprise Diversified’s press releases and additional information about the company are available at www.enterprisediversified.com.

Forward-Looking Statements

Matters discussed in this press release may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts. These statements are not guaranties of future performance, and actual results may differ materially from those forecasted.

The Company desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “may,” “should,” “expect,” “pending,” and similar expressions identify forward-looking statements. The forward-looking statements in this press release are based upon various assumptions, many of which are based, in turn, upon further assumptions. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs, or projections.